For period ending   September 30, 2003						Exhibit 77D

File number 811- 7096



         In July 2003, the registrants board approved a change in investment policy. The registrant may now invest in securities whose maturities are less than ten years at the time of purchase. Prior to this change, the registrant had a policy of investing substantially all of its assets in municipal obligations having maturities in excess of ten years at the time of purchase.


For period ending   September 30, 2003						Exhibit 77Q2

File number 811- 7096


Section 16a Beneficial Ownership Reporting Compliance

         An initial report under Section 16a of the Securities Exchange Act of 1934 was not timely filed for Mr. Joseph A. Varnas, president of the registrant. This delayed report did not involve any transactions in the registrants common stock but rather related to his election as an officer.



FORM 10f-3
Municipal Securities

FUND:  Investment Grade Municipal Income Fund Inc.

Advisor or Sub-Advisor:   UBS Global Asset Management (US) Inc.

1. Issuer:  North Carolina Eastern Municipal Power Agency

2.	Date of Purchase: 1/10/03  	 3.  Date offering commenced:  1/10/03

4.	Underwriters from whom purchased:  Salomon Smith Barney

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount of purchase:  $2,105,160

7.	Aggregate principal amount of offering:  $294,594,000

8.	Purchase price (net of fees and expenses):  $105.258

9.	Initial public offering price:  105.258

10	Commission, spread or profit:  0.5%	$10,525

11. Have the following conditions been satisfied?

YES
NO
a. The securities are municipal securities as defined in Section 3(a)(29) of the Securities and Exchange Act of 1934.

X

_____
b. The securities were purchased prior to the end of the first day on which any sales are made.

X

_____
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.

X

_____
d. The underwriting was a firm commitment underwriting.
X
_____
e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.



_____
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.


X



X






_____
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering.



X



_____
h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

_____

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  William W. Veronda		Date:  February 6, 2003


FORM 10f-3
Municipal Securities


FUND:  Investment Grade Municipal Income Fund Inc.

Advisor or Sub-Advisor:   UBS Global Asset Management (US) Inc.

1.	Issuer:  Gainesville, FL Utility System

2.	Date of Purchase: 1/30/03  	 3.  Date offering commenced:  1/30/03

4.	Underwriters from whom purchased:  Goldman Sachs

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount of purchase:  $1,175,000

7.	Aggregate principal amount of offering:  $33,000,000

8.	Purchase price (net of fees and expenses):  $105.749

9.	Initial public offering price:  $105.749

10	Commission, spread or profit:   of 1%	$5,875

12. Have the following conditions been satisfied?

YES
NO
a. The securities are municipal securities as defined in Section
3(a)(29) of the Securities and Exchange Act of 1934.

X

_____
b. The securities were purchased prior to the end of the first day on which any sales are made.

X

_____
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.

X

_____
d. The underwriting was a firm commitment underwriting.
X
_____
e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


_____
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.






X






_____
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering.



X



_____
h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

_____

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  William W. Veronda		Date:  February 6, 2003



FORM 10f-3
Municipal Securities


FUND:  Investment Grade Municipal Income Fund Inc.

Advisor or Sub-Advisor:   UBS Global Asset Management (US) Inc.

1.	Issuer:  New York New York Dorm.  Authority Columbia University

2.	Date of Purchase: 2/20/03  	 3.  Date offering commenced:  2/20/03

4.	Underwriters from whom purchased:  Morgan Stanley

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg

6.	Aggregate principal amount of purchase:  $2,150,000

7.	Aggregate principal amount of offering:  $117,775,000

8.	Purchase price (net of fees and expenses):  $110.143 (2014)
	and 108.375 (2016)

9.	Initial public offering price:  $110.143 (2014) and 108.375 (2016)

10	Commission, spread or profit:   of 1%	$5,375

13. Have the following conditions been satisfied?

YES
NO
i. The securities are municipal securities as defined in Section
3(a)(29) of the Securities and Exchange Act of 1934.

X

_____
j. The securities were purchased prior to the end of the first day on which any sales are made.

X

_____
k. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.

X

_____
l. The underwriting was a firm commitment underwriting.
X
_____
m.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


_____
n. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.






X






_____
o. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering.



X



_____
p. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

_____

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  William W. Veronda		Date:  March 20, 2003


FORM 10f-3
Municipal Securities



FUND:  Investment Grade Municipal Income Fund Inc.

Advisor or Sub-Advisor:   UBS Global Asset Management (US) Inc.

1.	Issuer:  Lower Colorado River Authority, Texas

2.	Date of Purchase: 3/26/03  	 3.  Date offering commenced:  3/26/03

4.	Underwriters from whom purchased:  Bear Stearns

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS PaineWebber

6.	Aggregate principal amount of purchase:  $1,485,000

7.	Aggregate principal amount of offering:  $1 billion

8.	Purchase price (net of fees and expenses):  $104.872

9.	Initial public offering price:  104.872

10	Commission, spread or profit:   of 1% 	$3,713

14. Have the following conditions been satisfied?

YES
NO
a. The securities are municipal securities as defined in Section
3(a)(29) of the Securities and Exchange Act of 1934.

X

_____
b. The securities were purchased prior to the end of the first day on which any sales are made.

X

_____
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.

X

_____
d. The underwriting was a firm commitment underwriting.
X
_____
e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


_____
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.






X






_____
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering.



X



_____
h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

_____

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  William W. Veronda		Date:  March 28, 2003


FORM 10f-3
Municipal Securities


FUND:  Investment Grade Municipal Income Fund Inc.

Advisor or Sub-Advisor:   UBS Global Asset Management (US) Inc.

1.	Issuer:  Long Island Power Authority NY

2.	Date of Purchase: 5/8/03  	 3.  Date offering commenced:  5/8/03

4.	Underwriters from whom purchased:  Citigroup

5.	Affiliated Underwriter managing or participating in
	syndicate:  UBS Warburg (PaineWebber)

6.	Aggregate principal amount of purchase:  $4,030,000

7.	Aggregate principal amount of offering:  $323.4 million

8.	Purchase price (net of fees and expenses):  106.715

9.	Initial public offering price:  106.715

10	Commission, spread or profit: 0.005%	$20,150

15. Have the following conditions been satisfied?

YES
NO
a. The securities are municipal securities as defined in Section
3(a)(29) of the Securities and Exchange Act of 1934.

X

_____
b. The securities were purchased prior to the end of the first day on which any sales are made.

X

_____
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering.

X

_____
d. The underwriting was a firm commitment underwriting.
X
_____
e.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


X


_____
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years
(including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.






X






_____
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the Funds Sub-Adviser, if applicable, did not exceed 25% of the principal amount of the offering.



X



_____
h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X

_____

Note: Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms. In particular, Affiliated Underwriter is defined as UBS AG and its affiliates. In the case of a Fund advised by a Sub-Adviser, Affiliated Underwriter shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  William W. Veronda		Date:  June 9, 2003